UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                JULY 16, 1997

                            AMCORE FINANCIAL, INC.
            (Exact name of Registrant as specified in its charter)



                        Commission File Number 0-13393


  NEVADA                                                          36-3183870
  ------                                                          ----------
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                      Identification Number)



                501 Seventh Street, Rockford, Illinois  61104
                                (815) 968-2241





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         Effective July 16, 1997, AMCORE Financial, Inc. consummated the merger with Country Bank Shares Corporation (CBSC). The transaction resulted in the issuance of 3.7959 shares of AMCORE Common Stock for each of the 433,699 outstanding CBSC shares. A total of 1,646,278 shares of AMCORE Common Stock were issued in the merger with cash paid in lieu of fractional shares. CBSC is the parent corporation of five banks operating in nine communities in southern and central Wisconsin. At June 30, 1997, CBSC had unaudited consolidated assets of approximately $310 million and approximately $17 million in unaudited total stockholders' equity. The transaction will be accounted for as a pooling of interests under APB Opinion No. 16. CBSC operates its principal executive office in Mount Horeb, Wisconsin, and corporate-wide has 163 employees. The transaction was consummated pursuant to an Agreement dated as of January 31, 1997, amended and restated as of May 1, 1997.

         The Company's press release dated July 16, 1997 regarding the transaction reported herein is attached hereto as an Exhibit.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 (c)      Exhibits

                          99.1    Press Release dated July 16, 1997













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

                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                       AMCORE FINANCIAL, INC.



                                       By:    /s/ John R. Hecht
                                              ---------------------------
                                       Name:      John R. Hecht
                                       Title:     Senior Vice President &
                                                  Chief Financial Officer



Date:    July 31, 1997













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